Exhibit 99.1


[Elite Logo]

                  ELITE ANNOUNCES CLOSING OF PRIVATE PLACEMENT

NORTHVALE, N.J. - September 16, 2008 - On September 15, 2008, Elite Pharmaceuticals, Inc. ("Elite" or the "Company") (AMEX: ELI) completed a private placement of $1,727,000 to a group of institutional and other private investors through the issuance of 1,727 shares of its Series D Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock"), at a price of $1,000 per share, each share initially convertible at $0.20 into 5,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), or an aggregate of 8,635,000 shares of Common Stock. Each purchaser of Series D Preferred Stock also received a warrant to purchase shares of the Company's Common Stock. The warrants are exercisable on or before September 15, 2013 and represent the right to purchase an aggregate of 17,270,000 shares of Common Stock at an exercise price of $0.25 per share. The newly-created Series D Preferred Stock is senior to the Company's Series B Preferred Stock and/or Series C Preferred Stock (collectively, the "Existing Preferred Stock").

As part of the private placement, holders of Existing Preferred Stock who met a pre-defined level of participation in this placement ("Qualifying Holders") received the right to exchange (the "Exchange"): (i) shares of Existing Preferred Stock for shares of Series D Preferred Stock at a rate equal to one share of Series D Preferred Stock for each share of Existing Preferred Stock held by the Qualifying Holder and (ii) warrants to purchase Common Stock which were originally issued to each Qualified Holder in connection with the purchase of such exchanged Existing Preferred Stock (such originally issued warrants, the "Original Warrants") for warrants exercisable for the same number of shares of Common Stock with terms identical to the warrants issued to the purchasers of Series D Preferred Stock (such warrants, the "Exchange Warrants"). To be a Qualifying Holder, a holder of Existing Preferred Stock was required to purchase shares of Series D Preferred Stock with a stated value of at least the lesser of
(x) US$400,000 and (y) 20% of the aggregate stated value of the shares of Existing Preferred Stock then held by such holder. As a result of the Exchange, the Company will issue approximately 11,787 additional shares of Series D Preferred Stock upon the surrender and cancellation of the Existing Preferred Stock so exchanged and will issue Exchange Warrants to purchase 2,217,357 shares of Common Stock upon the surrender and cancellation of the Original Warrants so exchanged.

The co-lead placement agents for the offering were ROTH Capital Partners, LLC, Boenning & Scattergood, Inc.

"We are pleased to have completed this private placement during this difficult time for the financial markets. These funds, together with our product revenues, should provide the Company with adequate resources while we finalize a strategic transaction for our lead pain products. We look forward to working with a partner towards the implementation of our proprietary pharmacological approach to abuse resistant oxycodone," stated Bernard Berk, Chairman and CEO of Elite.

ABOUT ELITE PHARMACEUTICALS, INC.

Elite Pharmaceuticals WWW.ELITEPHARMA.COM is a specialty pharmaceutical company principally engaged in the development and manufacturing of oral controlled-release products. The Company's strategy includes developing generic versions of controlled release drug products with high barriers to entry and assisting partner companies in the life cycle management of products to improve off-patent drug products. Elite's technology is applicable to develop delayed, sustained or targeted release capsules or tablets. Elite has two products currently being sold commercially and a pipeline of five drug products under development in the therapeutic areas that include pain management, allergy and infection. Elite operates a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ.

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING THOSE RELATED TO THE PRELIMINARY NATURE OF THE CLINICAL PROGRAM RESULTS AND THE POTENTIAL FOR FURTHER PRODUCT DEVELOPMENT, THAT INVOLVE KNOWN AND UNKNOWN RISKS, DELAYS, UNCERTAINTIES AND OTHER FACTORS NOT UNDER THE CONTROL OF THE COMPANY, WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANIES TO BE MATERIALLY DIFFERENT FROM THE RESULTS, PERFORMANCE OR OTHER EXPECTATIONS IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. IN PARTICULAR, BECAUSE SUBSTANTIAL FUTURE TESTING WILL BE REQUIRED PRIOR TO APPROVAL, THE RESULTS DESCRIBED ABOVE MAY NOT BE SUPPORTED BY ADDITIONAL DATA OR BY THE RESULTS OF SUBSEQUENT TRIALS. THESE RISKS AND OTHER FACTORS, INCLUDING THE TIMING OR RESULTS OF PENDING AND FUTURE CLINICAL TRIALS, REGULATORY REVIEWS AND APPROVALS BY THE FOOD AND DRUG ADMINISTRATION AND OTHER REGULATORY AUTHORITIES, AND INTELLECTUAL PROPERTY PROTECTIONS AND DEFENSES, ARE DISCUSSED IN ELITE'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION SUCH AS THE 10K, 10Q AND 8K REPORTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.

CONTACT:
Elite Pharmaceuticals, Inc.
Dianne Will, Investor Relations, 518-398-6222
DIANNE@ELITEPHARMA.COM